Exhibit (e)

CONSENT OF SILVIA MACA

I hereby consent to the use of my name under the heading “Sources of Information” in the Annual Report on Form 18-K for the year ended December 31, 2008 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement No. 134038 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: August 4, 2009

/S/ SILVIA MACA
Name:	Silvia Maca
Title:	Director, Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance